INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement (No. 333-41039)of ShowBiz Pizza Time,Inc. on Form S-8 of our report dated February 27, 1998, appearing in the Annual Report on Form 10-K of ShowBiz Pizza Time, Inc. for the year ended January 2, 1998.




Deloitte & Touche LLP



Dallas, Texas
April 1, 1998